POWER OF ATTORNEY

The undersigned, as a reporting person of Pactiv Evergreen Inc. (the "Company")
under Section 16 of the Securities Exchange Act of 1934, as amended (Section
16), hereby constitutes and appoints Michael J. Ragen, Tyler T. Rosenbaum and
Terese M. Eklund, and each of them, as the undersigned's true and lawful attorney-in-fact to:

1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 or any rule or regulation of the SEC;

2.  complete and execute Forms 3, Forms 4 and Forms 5, and any other forms and amendments thereto, as such attorney-in-fact shall, in his or her discretion, determine to be required or advisable pursuant to Section 16 and the rules and regulations of the SEC promulgated thereunder, or any successor laws and regulations thereto, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

3.  take all actions necessary or appropriate to file such forms with the SEC, any securities exchange or national association, the Company and any other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents do or cause to be done pursuant hereto and acknowledges that, in serving in such capacity at the request of the undersigned, they are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required by Section 16 to file forms with respect to the undersigned?s holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.  This Power of Attorney expressly supersedes any earlier power of attorney executed by the undersigned with respect to the undersigned's obligation to file forms pursuant to Section
16 in connection with the undersigned's holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 17th day of February, 2022.

CHANDRA MITCHELL

/s/ Chandra Mitchell
Chandra Mitchell